UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 21, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, the Board of Directors of The Cheesecake Factory Incorporated (the “Company”) has adopted a policy requiring that the Company’s executive officers agree in writing to repay that portion of any bonus to the extent permitted by law and deemed appropriate by the Audit Committee of the Board of Directors when the Company is required by applicable law or applicable accounting or auditing principles to restate its financial statements to correct an accounting error in any interim or annual financial statement filed with the Securities and Exchange Commission as a result of material noncompliance with applicable financial reporting requirements and the bonus was directly based on those financial statements. On May 21, 2008, the Board of Directors determined the following officers of the Company to be executive officers for purposes of this policy :

•                  Chief Executive Officer

•                  Chief Financial Officer

•                  President, The Cheesecake Factory Restaurants, Inc.

•                  President, The Cheesecake Factory Bakery, Inc.

•                  Executive Vice President, General Counsel and Secretary

•                  Vice President of Finance and Corporate Controller

ITEM 5.03                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 22, 2008, the Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to eliminate the Company’s classified board structure, to permit removal of directors with or without cause, and to eliminate the supermajority vote requirement with respect to Article FIFTH of the Certificate of Incorporation.  As a result, the Company intends for all directors to stand for election to one-year terms beginning at the 2011 Annual Meeting of Stockholders.  The Company intends to file the amendments with the Delaware Secretary of State promptly and the amendments will take effect upon filing.

The full text of the amendments is attached as Exhibit 3.1 to this report and is hereby incorporated by reference herein.

ITEM 8 - OTHER EVENTS.

ITEM 8.01                                    OTHER EVENTS

In a press release dated May 27, 2008, The Cheesecake Factory Incorporated announced that its Annual Meeting of Stockholders was held on May 22, 2008. At the meeting, stockholders voted to reelect both Chairman and CEO David Overton and independent director Agnieszka Winkler each for a three-year term and until their successors are elected and qualified.  Each nominee received the affirmative votes of approximately 99% of the total shares voted.  Stockholders also approved a proposal to amend the Company’s certificate of incorporation to eliminate its classified board structure and make conforming changes.  Additionally, stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2008, which will end on December 30, 2008.  Stockholders voted against an amendment to the Company’s Amended and Restated 2001 Omnibus Stock Incentive Plan to clarify that eligible individuals under the plan include directors, whether or not employed by the Company.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

In a separate press release dated May 27, 2008, The Cheesecake Factory Incorporated announced that it will present at the Goldman Sachs Lodging, Gaming, Restaurant and Leisure Conference on June 3, 2008 at 10:15 a.m. Eastern Time.  Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

The presentation will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the webcast link at the top of the page.  An archive of the webcast will be available following the live presentation through July 2, 2008.

The full text of the press release is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

3.1                             Amendments to the Certificate of Incorporation of The Cheesecake Factory Incorporated

99.1                       Press release dated May 27, 2008 entitled, “The Cheesecake Factory Holds Annual Meeting of Stockholders”

99.2                         Press release dated May 27, 2008 entitled, “The Cheesecake Factory to Present at the Goldman  Sachs Lodging, Gaming, Restaurant and Leisure Conference”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2008	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amendments to the Certificate of Incorporation of The Cheesecake Factory Incorporated

99.1	Press release dated May 27, 2008 entitled, “The Cheesecake Factory Holds Annual Meeting of Stockholders”

99.2	Press release dated May 27, 2008 entitled, “The Cheesecake Factory to Present at the Goldman Sachs Lodging, Gaming, Restaurant and Leisure Conference”